Exhibit 10.1
Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act.  Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

AMENDMENT NO 3
TO
SUPPLY AND LICENSE AGREEMENT

This Amendment No. 3 is entered into as of July 30th, 2013 by and between Heska Corporation, a Delaware corporation, having a principal place of business at 3760 Rocky Mountain Avenue, Loveland, CO 80538 ("Heska") and Intervet Inc., d/b/a Merck Animal Health a Delaware corporation, having a place of business at 556 Morris Avenue, Summit, New Jersey 07901-1330 ("Merck").

WHEREAS, Heska and Merck are parties to that certain Supply and License Agreement dated August 1, 2003, by and between Heska and Merck (formerly known as Schering-Plough Animal Health Corporation), as amended on August 31, 2005 and December 7, 2011  ("Original Agreement");

WHEREAS, Heska and Merck desire to amend the Original Agreement to clarify its term;

WHEREAS, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment No. 3, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Amendment to Original Agreement.  Notwithstanding any provision of the Original Agreement to the contrary, Section 7.1 of the Original Agreement is hereby amended by adding the following sentence to the end of Section 7.l:

“Notwithstanding any provision of this Agreement to the contrary, solely with respect to the contract year commencing on August 1, 2014 and ending on
July 31, 2015, either Party may provide written notice of its intent not to renew the term of this Agreement for such contract year and subsequent contract years no later than close of business on [***].”

2.           Effect of this Amendment.  This Amendment No. 3 is hereby incorporated by reference into the Original Agreement as if fully set forth therein.  The Original Agreement as amended by this Amendment No. 3 shall continue in full force and effect following execution and delivery hereof and references to the term "Agreement" therein shall include this Amendment No. 3.  In the event of any conflict between the terms and conditions of the Original Agreement and this Amendment No. 3, the terms and conditions of this Amendment No. 3 shall govern and control.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act.  Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed and delivered by their duly authorized representatives as of the date first above written.

HESKA CORPORATION	INTERVET INC.
d/b/a Merck Animal Health

By: /s/ Michael J. McGinley	By: [***]

Name: Michael J. McGinley	Name: [***]

Title: President, Biologicals & Pharmaceuticals	Title: [***]

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